CONSULTING AGREEMENT









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Exhibit (mmmm)


         THIS CONSULTING AGREEMENT (the "Agreement"), dated July 1, 1996, by and between Boston Celtics Limited Partnership, a Delaware limited partnership, including any of its subsidiaries and any Person which is an Affiliate thereof (the "Partnership"), and Thomas M. Bartlett, Jr. (the "Consultant").

                          W  I  T  N  E  S  S  E  T  H:

         WHEREAS, the Consultant is willing to make himself available to provide certain specified consulting services to the Partnership and the Partnership is willing to compensate the Consultant for such consulting services, all upon the terms, covenants and conditions hereinafter set forth;

         WHEREAS, the Partnership desires to (i) keep confidential all information regarding the Partnership and its business and operations and (ii) secure the Consultant's agreement not to compete with the Partnership in certain circumstances and for certain time periods described in this Agreement; and

         WHEREAS, the Consultant understands the necessity of keeping the aforementioned information confidential, recognizes the proprietary nature of such information, and is willing not to compete with the Partnership in the circumstances and for the time periods specified in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

Definitions.

"Affiliate" means any Person now or hereafter controlling, controlled by or under common control with another Person.

"Competitive Activity" means activity, without the written consent of an authorized representative of the Partnership (which consent shall not be unreasonably withheld), consisting of the Consultant's participation (directly or indirectly) in the management or ownership of, or his acting as a consultant for or employee of, any business operation of any enterprise which directly or indirectly owns, operates, manages or acts as a consultant for any sports franchise located in Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island or Vermont.

"Person" means any individual, partnership, firm, corporation or other business entity.

Term.

          This Agreement shall commence on the date hereof and shall continue for a period of five (5) years. Thereafter, this Agreement may be extended for such periods, and upon such terms and conditions, as the parties may mutually agree in writing.






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Compensation.

          The Partnership shall pay to the Consultant, and the Consultant shall accept from the Partnership in full payment for the Consultant's agreement to render consulting services hereunder, an annual retainer of Two Hundred Thousand Dollars ($200,000.00) payable in equal quarterly installments commencing on July 1, 1996. The retainer shall continue to be paid notwithstanding the death or disability of the Consultant to his wife or widow, Garda Dean Bartlett, or, in the event she does not survive him, to the estate of the Consultant.

Consulting Services.

          The Consultant hereby accepts and agrees to such retention and agrees to make himself reasonably available at such times and such places as shall be mutually agreed upon by the parties hereto, subject to all of his other activities and commitments, to the Partnership for such consultations. The Consultant shall not be required to consult for any particular amount of time, and may consult by telephone.

          The Consultant agrees to perform his duties and responsibilities hereunder in good faith and in compliance with all applicable laws, rules and regulations.

Nondisclosure.

          The Consultant agrees not to disclose to any person not employed on a full-time basis by the Partnership or not engaged to render services to the Partnership any confidential information obtained by him while in the employ of the Partnership; provided, however, that this provision shall not preclude the Consultant from the use or disclosure of information known generally to the public or of information not considered confidential by the Partnership or from disclosure required by law or court order. The agreement made in this Section 5 shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law or by separate agreement upon the Consultant in respect of confidential information of the Partnership.

Noncompetition.

          The Consultant agrees that he will not engage in any Competitive Activity during the five (5) year period during which he is entitled to receive payments pursuant to this Agreement.

Notice.

          For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         (i)      if to the Consultant:

                  Thomas M. Bartlett, Jr.
                  P.O. Box  149
                  Old Ferry Road
                  Phippsburg, ME  04562
                  Telephone No. (207) 443-9701


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                  with a copy to:

                  Garda Dean Bartlett
                  P.O. Box  149
                  Old Ferry Road
                  Phippsburg, ME  04562
                  Telephone No. (207) 443-9701


         (ii)     if to the Partnership:

                  Boston Celtics Limited Partnership
                  33 East 63rd Street
                  New York, NY  10021
                  Telephone No. (212) 644-3800
                  Attention:   Paul E. Gaston

                  with a copy to:

                  Dickstein Shapiro Morin & Oshinsky L.L.P.
                  2101 L Street, N.W.
                  Washington, D.C.  20037-1526
                  Telephone No.  (202) 828-2293

                  Attention:  John W. Griffin, Esq.

or to such other address as either party may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

Benefit and Burden.

          The obligations of the Consultant are personal to the Consultant and shall not be assigned or transferred without the express written consent of the Partnership. Subject to the preceding sentence, this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legatees, distributees, estates, executors, administrators, personal representatives, heirs, successors and assigns, and other legal representatives.

Relationship of Parties.

          This Agreement shall be construed to create the relationship of contractor and independent contractor between the Partnership and the Consultant. Except as provided in Section 1(b) of that certain Unit Option dated December 31, 1993 between the Partnership and the Consultant in no event shall the Consultant be deemed to be an employee of the Partnership.

Miscellaneous.

          No change or modification of this Agreement shall be valid unless the same is in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. The failure of a party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or other conditions, promises, agreements or understandings at a future time.

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          This Agreement contains all of the promises,  agreements,  conditions, understandings, warranties and representations between the parties hereto with respect to the subject matter hereof, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to such matters other than as set forth herein. Any and all prior agreements between the parties hereto with respect to such matters are hereby revoked and are deemed null and void. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the subject matter hereof.

          This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such jurisdiction's conflicts of law principles.

          The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     BOSTON CELTICS LIMITED PARTNERSHIP

                                     By:  CELTICS, INC., its General Partner

                                     By:  /s/  Paul E. Gaston
                                          ------------------------------------
                                               PAUL E. GASTON
                                               Chairman of the Board
                                               and Chief Executive Officer

                                     CONSULTANT: /s/  Thomas M. Bartlett, Jr.
                                                 -----------------------------
                                                      Thomas M. Bartlett, Jr.